UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2011

Date of Report
(Date of Earliest Event Reported)

GUNPOWDER GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-34976	26-3751595
(State or other	(Commission	(I.R.S. Employer
jurisdiction of Incorporation)	File Number)	Identification No.)

10th Floor
3 Hardman Street, Manchester
United Kingdom, M3 3HF

(Address of principal executive offices)

011-44-161-932-1446

(Registrant’s telephone number, including area code)

(Former name and former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 8, 2011, Gunpowder Gold Corp., a Nevada corporation (the “Company” ), closed a private placement of 235,294 units at $.85 per unit for a total offering price of $200,000.  The units were offered by the Company pursuant to an exemption from registration pursuant to Regulation S under the Securities Act of 1933, as amended.  Each unit consists of one share of common stock of the Company and one non-transferable share purchase warrant.  The warrants are exercisable at a price of $1.00 per share and expire on April 15, 2013.  The private placement was fully subscribed to by a non-U.S. Corporation.

Item 9.01 Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description

10.1	Warrant Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gunpowder Gold Corporation

Date: April 13, 2011	By :	/s/ Neil Jason Pestell
Neil Jason Pestell,
President